Exhibit 21.1
BearingPoint, Inc. Subsidiaries, as of December 31, 2008*
800 MHZ Transition Administrator, LLC (Delaware)
Barents Group Egypt, Ltd. (Egypt)
BearingPoint (Asia Pacific) Limited (British Virgin Islands)
BearingPoint (Asia Pacific) Pte. Ltd. (Singapore)
BearingPoint (ASPAC) Sdn. Bhd. (Malaysia)
BearingPoint (Hong Kong) Limited (British Virgin Islands)
BearingPoint (Netherlands Americas) N.V. (Curaçao)
BearingPoint (Thailand) Ltd. (Thailand)
BearingPoint 2002 Asia Pacific Pte. Ltd. (Singapore)
BearingPoint 2002 Asia Pacific Pty. Ltd. (Australia)
BearingPoint 2002 Australia Pty. Ltd. (Australia)
BearingPoint 2002 (Brasil) Ltda. (Brazil)
BearingPoint 2002 Peru SRL (Peru)
BearingPoint 2002 Singapore Pte. Ltd. (Singapore)
BearingPoint Advisors Venezuela C.A. (Venezuela)
BearingPoint Americas Holdings Limited (Bermuda)
BearingPoint Americas, Inc. (Delaware)
BearingPoint Australia Pty. Ltd. (Australia)
BearingPoint B.V. (Netherlands)
BearingPoint Belgium s.p.r.l. (Belgium)
BearingPoint BG Australia Pty. Ltd. (Australia)
BearingPoint BG, LLC (Delaware)
BearingPoint Business Consulting España SL (Spain)
BearingPoint Business Consulting Private Limited (India)
BearingPoint Canada Holding I, Inc. (Canada)
BearingPoint Canada Holding II, Inc. (Canada)
BearingPoint Capital, LLC (Delaware)
BearingPoint Chile Limitada (Chile)
BearingPoint Co., Ltd. (Chiyoda-ku) (Japan)
BearingPoint Co., Ltd. (Shinjuku-ku) (Japan)
BearingPoint Consulting 2002 Finland Oy (Finland)
BearingPoint Denmark ApS (Denmark)
BearingPoint ECA Limited (Kenya)
BearingPoint Economic Reform Project (Montenegro)
BearingPoint Enterprise Holdings, LLC (Delaware)
BearingPoint Europe Holdings B.V. (Netherlands)
BearingPoint Europe Limited (United Kingdom)
BearingPoint Finland Oy (Finland)
BearingPoint France SAS (France)
BearingPoint Germany GmbH (Germany)
BearingPoint Global Caymans I Limited (Cayman Islands)
BearingPoint Global Caymans II Limited (Cayman Islands)
BearingPoint Global Consulting Netherlands B.V. (Netherlands)
BearingPoint Global Delaware, LLC (Delaware)
BearingPoint Global Holdings II Limited (Bermuda)
BearingPoint Global Holdings Limited (Bermuda)
BearingPoint Global Operations, Inc. (Delaware)
BearingPoint Global Solutions Danismanlik Ltd. Sirket (Turkey)

BearingPoint Global Solutions Delivery GmbH (Germany)
BearingPoint Global, Inc. (Delaware)
BearingPoint GmbH (Austria)
BearingPoint GmbH (Germany)
BearingPoint Guam LLC (Guam)
BearingPoint Guatemala, S.A. (Guatemala)
BearingPoint Holdings I C.V. (Netherlands)
BearingPoint Holdings GmbH & Co. KG (Germany)
BearingPoint Hungary Consulting Limited Liability Company (Hungary)
BearingPoint Hungary No. 2 Services Limited Liability Company (Hungary)
BearingPoint INFONOVA GmbH (Austria)
BearingPoint INFONOVA GmbH (Germany)
BearingPoint Information Technologies (Shanghai) Ltd. (China)
BearingPoint Information Technology N.V. (Aruba)
BearingPoint Information Technology N.V. (Curaçao)
BearingPoint International Bermuda Holdings Limited (Bermuda)
BearingPoint International Holdings I Limited (Bermuda)
BearingPoint International Holdings II Limited (Bermuda)
BearingPoint International Holdings Limited (Bermuda)
BearingPoint International I, Inc. (Delaware)
BearingPoint Ireland Limited (Bermuda)
BearingPoint Israel, LLC (Delaware)
BearingPoint Italy Srl. (Italy)
BearingPoint Jordan LLC. Co. (Jordan)
BearingPoint KCA Holdings Limited (Bermuda)
BearingPoint Limitada (El Salvador)
BearingPoint Limited (Ireland)
BearingPoint Limited (United Kingdom)
BearingPoint LP (Canada)
BearingPoint S. A. (Brazil)
BearingPoint Managed Services, S.L. (Spain)
BearingPoint Management Consulting (Shanghai) Ltd. (China)
BearingPoint Management Consulting N.V. (Curaçao)
BearingPoint Management Consulting N.V. (Aruba)
BearingPoint Mexicana S.A. de C.V. (Mexico)
BearingPoint Mexico S. de R.L. de C.V. (Mexico)
BearingPoint Middle East FZ-LLC (United Arab Emirates)
BearingPoint N.V. (Suriname)
BearingPoint Netherlands Holdings B.V. (Netherlands)
BearingPoint New Zealand Limited (New Zealand)
BearingPoint Norway AS (Norway)
BearingPoint OOO (Russia)
BearingPoint Pakistan (Private) Limited (Pakistan)
BearingPoint Panama, Inc. (Panama)
BearingPoint SRL (Peru)
BearingPoint Philippines Limited (Bermuda)
BearingPoint Pte. Ltd. (Singapore)
BearingPoint Puerto Rico, LLC (Delaware)
BearingPoint Russia, LLC (Delaware)
BearingPoint S.A. (Argentina)
BearingPoint S.A. (Costa Rica)

BearingPoint Saudi Arabia, LLC (Saudi Arabia)
BearingPoint Software Solutions GmbH (Germany)
BearingPoint Software Solutions, S.L. (Spain)
BearingPoint South Pacific, LLC (Delaware)
BearingPoint Southeast Asia, LLC (Delaware)
BearingPoint Spain Holdings Limited (United Kingdom)
BearingPoint Sweden AB (Sweden)
BearingPoint Switzerland AG (Switzerland)
BearingPoint Technology Holdings Limited (Bermuda)
BearingPoint Technology Procurement Services, LLC (Delaware)
BearingPoint Technology Solutions, ULC (Canada)
BearingPoint USA, Inc. (Delaware)
BearingPoint USVI, LLC (U.S. Virgin Islands)
BearingPoint, Inc. (Korea)
BearingPoint, LLC (Delaware)
BE New York Holdings, Inc. (New York)
Caravane Holdings, LLC (Delaware)
Dallas Project Holdings Limited (Barbados)
Echelon Holdings CV (Netherlands)
Educational Information Management Systems LLC (Delaware)
GDFFT Holding N.V. (Curaçao)
i2 Mid Atlantic, LLC (Delaware)
i2Northwest, LLC (Delaware)
KCI Funding Corporation (Delaware)
Kompetenzzentrum für wissensbasierte Anwendungen und System Forschungs-und Entwichklungs GmbH (Austria)
Metis Projekt- Vertriebs- GmbH (Germany)
Metrius, Inc. (Delaware)
OAD Acquisition Corp. (Delaware)
OAD Group, Inc. (California)
Paradawn N.V. (Curaçao)
Peloton Holdings, LLC (Delaware)
PT Barents Indonesia (Indonesia)
Shijon N.V. (Curaçao)
Softline Acquisition Corp. (Delaware)
Softline Consulting and Integrators, Inc. (California)
Velodrome Management B.V. (Netherlands)

*	Does not reflect the consummation of various sale transactions entered into in 2009.